SCHEDULE 14C INFORMATION STATEMENT
                                 FIRST AMENDMENT

                  Information Statement Pursuant to Section 14C
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
     14c-5(d)(2)

[X]  Definitive Information Statement

                                QUIET TIGER, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

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                                QUIET TIGER, INC.
                        668 North 44th Street, Suite 233
                             Phoenix, Arizona 85008

                 Notice of Stockholder Action by Written Consent

To Stockholders of Quiet Tiger, Inc.:

Quiet Tiger, Inc. ("Quiet Tiger") hereby gives notice to its stockholders as follows

The holders of a majority of the disinterested outstanding shares of common stock of Quiet Tiger have taken action by written consent to approve the issuance of 10,152,704 restricted common shares valued at $.03 per share to SunnComm Technologies, Inc., "SunnComm", for $304,581 of debt incurred for cash advances and administrative and overhead expenses charged to the Company and to approve the issuance of 64,000,000 restricted common shares valued at $.03 per share at a total value of $1,920,000 to SunnComm and the assumption of a $110,000 outstanding debt due to a marketing consultant and for an exclusive marketing agreement with its commercial copy protection technology on CD's and all of its continuing upgrades.

You have the right to receive this notice if you were a stockholder of record of common stock of Quiet Tiger at the close of business on February 4, 2004 (the "Record Date"). There were no issued and outstanding preferred shares as of the Record Date. Since the actions will have been approved by the holders of the required majority of the outstanding common shares of voting stock of Quiet Tiger, no proxies were or are being solicited.

     We anticipate that these actions will become effective on or after March 5, 2004.

Phoenix, Arizona
February 5, 2004


/s/ William H. Whitmore, Jr.
-----------------------------
    William H. Whitmore, Jr.
    Chief Executive Officer

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                      WE ARE NOT ASKING YOU FOR A PROXY AND
                     ARE REQUESTING YOU NOT TO SEND A PROXY.

To our Stockholders:

Why have I received these materials?

Quiet Tiger is required to deliver this information statement to everybody who owns common stock of Quiet Tiger on the Record Date to inform them that the holders of a majority of the disinterested voting stock have taken certain actions by written consent without a meeting that would normally require a stockholders meeting.

This information statement is being sent to you because you are a holder of common shares of Quiet Tiger.


What is a disinterested common stockholder?

A disinterested common stockholder is a stockholder of the Company that is not also a director, officer or owns more that 10% of the outstanding stock of any entity that the Company is considering entering into a business transaction with.

As of February 2, 2004, any director, officer or stockholder that held 10% or more of the outstanding voting stock of SunnComm Technologies, Inc. was not a disinterested stockholder.


What action did the holders of a majority of the disinterested voting stock take?

A group of disinterested stockholders holding a total of 50.45% of the total disinterested voting common stock outstanding in Quiet Tiger on the Record Date took action by written consent to approve the Company issuing 10,152,704 restricted common shares valued at $.03 per share to SunnComm Technologies, Inc. for $304,581 of debt incurred for cash advances and administrative and overhead expenses charged to the Company and approved the Company to enter into an Exclusive Marketing Agreement with SunnComm Technologies, Inc. ("SunnComm") by assuming an outstanding debt to a marketing consultant for $110,000 and by issuing 64,000,000 restricted common shares resulting in SunnComm owning approximately 70% of all of the issued and outstanding common shares of the Company; the "Disinterested Written Consent".


Why is it that the holders of a majority of the voting stock can do these things without having to hold a meeting or having to send out proxies to all stockholders?

The Articles of Incorporation and bylaws of Quiet Tiger and Nevada law provide that any corporate action upon which a vote of disinterested stockholders or all stockholders is required or permitted may be taken without a meeting with the written consent of the stockholders having at least a majority of all the stock entitled to vote upon the action if a meeting were held.


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Is it necessary for me to do anything?

No. No other votes are necessary or required. Quiet Tiger anticipates that the stockholder approval of the issuance of 10,152,704 restricted common shares to SunnComm for $304,581 of debt and the issuance of 64,000,000 restricted common shares for the Exclusive Marketing Agreement with SunnComm will be effective on or after March 5, 2003.


Who is paying for the mailing of this information statement?

Quiet Tiger will pay the costs of preparing and sending out this information statement. It will be sent to all common stockholders of record on February 4, 2004 by regular mail. Quiet Tiger may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of the outstanding common stock.


Can I object to the actions of these stockholders?

Nevada Revised Statutes 78.411 through 78.444 do not provide for dissenter's rights in connection with the transactions described above with SunnComm. The transactions with SunnComm are governed by NRS 78.438.

On May 3, 2002, the Board of Directors and the shareholders of Quiet Tiger Inc. approved the acquisition of MediaCloQ from a wholly owned subsidiary of SunnComm resulting in SunnComm owning approximately 52% of the outstanding shares of Quiet Tiger. At that time, the directors and shareholders of Quiet Tiger also approved transactions with SunnComm which when completed would result in SunnComm owning up to 85% of Quiet Tiger.

The actions taken by the Board of Directors and the shareholders as described herein is consistent with the original approvals granted by the directors and shareholders of Quiet Tiger during May 2002.


Where can I get copies of this information statement or copies of Quiet Tiger's annual report?

Our Annual Report on Form 10-KSB, for the year ended December 31, 2002, including audited financial statements as of that date, is available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com.

You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

Who are the disinterested stockholders who voted to approve the issuance of 10,152,704 restricted common shares valued at $.03 per share to SunnComm Technologies, Inc. for $304,581 of debt incurred for administrative and overhead expenses charged to the Company and for cash advances and to approve the issuance of 64,000,000 restricted common shares valued at $.03 per share at a total value of $1,920,000 to SunnComm Technologies, Inc. and the assumption of a


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$110,000  outstanding  debt due to a marketing  consultant  and for an exclusive marketing agreement with its commercial copy protection technology for CD's and all of its continuing upgrades?


The list of stockholders who consented to these actions and the percentage of ownership of each are set forth below:

Title of       Name or Entity              Amount and Nature    Percent
Class          & Address                 Of Beneficial Owner    of Class

Common         George H. Fancher, Jr.           1,067,320       2.80%
               1801 Broadway, Suite 720
               Denver, CO. 80202-3800

Common         Wade P. Carrigan                 3,429,167       9.00%
               PO Box 1908
               Gilbert, Az. 85299

Common         William H. Whitmore, Jr.           550,000       1.44%
               7660 E. McKellips, Lot # 14
               Scottsdale, Az. 85257

Common         The Corporate Solution,Inc.      4,977,100      13.05%
               100 E. San Marcos Blvd.
               San Marcos, CA. 92069

Common         Fred Murowski, Jr.                 106,383        .28%
               142 Longfellow Court
               Thousand Oaks, CA. 91360

Common         Craig Francis                      159,574        .42%
               PO Box 2460
               Agoura Hills, CA. 91376

Common         AM Management, Inc.              5,886,073      15.44%
               318 N. Carson St. # 208
               Carson City, Nevada 89701

Common         X Family Limited Partnership     3,056,395       8.02%
               142 Longfellow Court
               Thousand Oaks, CA. 91360


Total:                                         19,232,012      50.45%

Except as indicated above, all of the persons and entities above named are believed to have sole voting and investment power with respect to the common shares beneficially owned by them, where applicable.

Who is entitled to receive notice of these actions by the holders of a majority of disinterested voting stock?

Every person or entity who owned either common or preferred stock in Quiet Tiger as of February 4, 2004 is entitled to receive a copy of this information statement. This date is called the Record Date and was set by the Board of Directors of Quiet Tiger.

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Who are the principal stockholders of Quiet Tiger?

The following chart sets forth the number of shares of our common stock beneficially owned by (i) each person who, as of February 2, 2004, was known by us to own beneficially more than five percent (5%) of our Common Stock and (ii) our officers and directors and (iii) officers and directors as a group.

NAME AND ADDRESS                AMOUNT AND NATURE OF       Percent
OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP       of Class
                                         (1)

Alex Gassiot (2)                       3,056,395 (2)       4.77%
3710 Clover Way
Reno, Nevada 89509

Project 1000, Inc.                    22,587,710          35.22%
668 N. 44th Street, Suite 248
Phoenix, Az. 85008

AM Management, Inc.                    5,886,073           9.18%
318 N. Carson St. # 208
Carson City, Nevada 89701

The Corporate Solution,Inc.            4,977,100           7.76%
100 E. San Marcos Blvd.
San Marcos, CA. 92069

Wade P. Carrigan                       3,429,167           5.35%
PO Box 1908
Gilbert, Az. 85299

Albert Golusin                         2,619,122           4.08%
668 N. 44th Street, Suite 248
Phoenix, Az. 85008

William Whitmore                         550,000            .86%
668 North 44th Street, Suite 233
Phoenix, Arizona 85008

Officers and Directors as a group      6,590,289          10.29%



     (1) All ownership is beneficial and of record, unless indicated otherwise and includes shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days. Beneficial owners listed above have sole voting and investment power with respect to the shares shown.

     (2) In addition to the 3,056,395 of common shares that Mr. Gassiot personally owns he also has voting control of an additional 2,213,972 common shares owned by APG Associates, LLC of which he is the managing member. Mr. Gassiot has voting control of 5,270,367 common shares representing 8.22% of all of the outstanding shares of the Company as of February 2, 2004. Mr. Gassiot is not an officer, director or affiliate of the Company.


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What is the compensation for Quiet Tiger's directors and executive officers?

The following table sets forth the summary compensation table for all of Quiet Tiger's officers and directors who served during the last three fiscal years. No other compensation not covered in the following table was paid or distributed by Quiet Tiger to such persons during the period covered. All amounts shown are those paid during the years disclosed.

                                                        Annual Compensation
                                                     -------------------------
                              Base                   Other Annual   Long Term
Name/Position                 Salary      Bonus      Compensation  Compensation
-------------------------     -------     -------    --------------------------
Present officers and
directors

William H. Whitmore, Jr.
Presient
2001                          - 0 - (1)   - 0 -      - 0 -           None
2002                          - 0 - (1)   - 0 -      - 0 -           None
2003                          - 0 -       - 0 -     $16,500 (1)(2)   None



Albert Golusin
C.F.O.
2001                          - 0 - (1)   - 0 -     $102,148 (2)     None
2002                          - 0 - (1)   - 0 -      - 0 -           None
2003                          - 0 -       - 0 -     $55,000 (1)(3)    None



Wade P. Carrigan
Director
2001                          - 0 - (1)   - 0 -      - 0 -           None
2002                          - 0 - (1)   - 0 -      - 0 -           None
2003                          - 0 -       - 0 -      $54,375 (1)(4)  None




     (1) All officers were not directly compensated by Quiet Tiger Inc. from June 15,2002 through December 31, 2002 as they were paid by SunnComm During the fourth quarter of 2002, Quiet Tiger agreed to a management agreement with SunnComm effective June 15, 2002. The agreement requires Quiet Tiger Inc. to pay SunnComm $25,000 a month for the part-time services of Mssrs. Jacobs, Whitmore and Golusin as well as general and administrative costs.
     (2) Includes 550,000 restricted shares issued at a deemed value of $16,500 for services rendered from January 1, 2003 to April 8, 2003.
     (3) Includes 1,833,333 restricted shares issued at a deemed value of $55,000 for services rendered from January 1, 2003 to November 30, 2003. Services provided by Mr. Golusin during December 2003 were paid for by SunnComm.
     (4) Includes 1,812,500 restricted shares issued at a deemed value of $54,375 for services rendered from April 9, 2003 to December 31, 2003.


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Former officers and directors
-----------------------------


Annual Compensation
                                                     --------------------------
                              Base                   Other Annual   Long Term
Name/Position                 Salary      Bonus      Compensation  Compensation
------------------            -------     -------    --------------------------


John James Shebanow,
President (5)
    2001                     $ 62,653     - 0 -      $27,347(2)      None
    2002                       13,728     - 0 -       39,500(2)      None

Peter H. Jacobs,
President (6)
    2002                     $ - 0 -      - 0 -      $ - 0 -         None
    2003                       - 0 -      - 0 -       20,625         None


     (5) Mr. Shebanow received a total of 395,846 restricted common shares in May of 2002 for the value of his services performed during 2001 in the amount of $27,347 and 2002 in the amount of $39,500 that he elected to receive in the form of non-cash compensation.

     (6) Mr. Jacobs did not receive any compensation directly from the Company as he was paid directly by SunnComm Technologies,Inc which accrued a total of $175,000 for overhead and salaries for two officers and himself for the seven months ended December 31, 2002. From January 1, 2003 through April 8, 2003, he received 687,500 restricted common shares at a deemed value of $20,625. He resigned as the C.E.O. and a director on April 9, 2003.

Officers and Directors
As a Group
----------------------

                                                         Annual Compensation
                                                     --------------------------
                              Base                   Other Annual   Long Term
Name/Position                 Salary      Bonus      Compensation  Compensation
------------------            -------     --------   --------------------------

   2001                      $240,000     - 0-      $  50,000(7)     None
   2002                       - 0 -       - 0 -     $  67,000(8)     None
   2003                       - 0 -       - 0 -     $ 146,500(9)     None




     (7) Includes 155,947 restricted common shares issued to four directors,one of which was an officer,in satisfaction of $50,000 in compensation or reimbursements owed to them.

     (8) Includes 393,423 restricted common shares issued to two directors, one of which was an officer, in satisfaction of $67,000 in compensation or reimbursements owed to them.

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     (9)  Includes  4,883,333  restricted  shares  issued  at a deemed  value of
          $146,500 for services rendered from January 1, 2003 to December 31, 2003.


Employment Contracts

Currently, the Company has no employment contacts with any of its employees, officers or directors.


Management Agreement

During the fourth quarter of 2002, Quiet Tiger agreed to a management agreement with SunnComm,Inc. effective June 15, 2002. This agreement required Quiet Tiger to pay SunnComm,Inc. $25,000 a month for the part-time services of Mssrs. Jacobs, Whitmore and Golusin as well as general and administrative costs. The agreement was cancelled at December 31, 2002. At December 31, 2002, Quiet Tiger Inc. owed SunnComm,Inc. $162,500 under the terms of the agreement.


Will the Company hold an annual general meeting during the year 2003?

The Company plans to hold an annual general meeting during the second quarter of 2004 after it has completed its audit and has made it available to its stockholders.





                                             By Order of the Board of Directors

                                             By: /s/ William H. Whitmore, Jr.
                                                 -------------------------------
                                                     William H. Whitmore, Jr.
                                                     President

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